UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 6, 2006 (December 30, 2005)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrant’s telephone number, including area code:    (724) 837-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

Effective December 30, 2005, Allegheny Energy, Inc. (the “Company”) amended its Revised Plan for Deferral of Compensation of Directors (the “Deferral Plan”) to permit non-employee members (each, a “Director) of the Company’s Board of Directors (the “Board”) who elect to defer receipt of their cash compensation to invest all or a portion of such deferred compensation in the Company’s Phantom Stock Fund (the “Stock Fund”).

As previously described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, each of the Company’s non-employee Directors currently receives, for all services to the Company, a $25,000 annual retainer fee and certain other fees in connection with his or her service on any committee of the Board. The Company’s non-employee Directors also receive certain equity compensation under the Company’s Non-Employee Director Stock Plan, as described in that certain Current Report on Form 8-K filed by the Company on December 6, 2005.

Under the Deferral Plan, each non-employee Director is afforded the option of deferring receipt of his or her cash compensation in any particular year. Historically, the Company has paid interest on such deferred amounts. As amended, the Deferral Plan permits each non-employee Director to direct the investment of any cash compensation that he or she chooses to defer into either an interest bearing account or the Stock Fund. Amounts invested by a Director in the Stock Fund will be credited to a bookkeeping account that is further credited or debited over time depending upon the performance of the Company’s common stock, par value $1.25 per share (the “Common Stock”). Any Director who directs any portion of his or her deferred cash compensation to the Stock Fund will be entitled to receive cash in an amount equal to the balance of his or her Stock Fund account at such time as it becomes payable, in accordance with the terms of the Deferral Plan.

The Company will include deferred cash compensation allocated to the Stock Fund in determining each Director’s compliance with the Company’s Stock Ownership Guidelines. Under the Stock Ownership Guidelines, effective January 1, 2006, each non-employee Director is expected to own shares of Company Common Stock equal to six times the annual Board retainer fee described above.

A copy of Amendment 2005-1 to the Deferral Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Amendment 2005-1 to the Allegheny Energy, Inc. Revised Plan for Deferral of Compensation of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.
Dated: January 6, 2005	By:	/s/ Jeffrey D. Serkes
	Name:	Jeffrey D. Serkes
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment 2005-1 to the Allegheny Energy, Inc. Revised Plan for Deferral of Compensation of Directors.